For further information contact:

Media Relations:	Investor Relations:
Byron Goodrich • 314/955-3235	Justin Gioia • 314/955-2379
byron.goodrich@agedwards.com	jjgioia@agedwards.com

FOR IMMEDIATE RELEASE

A.G. Edwards, Inc. Announces Results

for the Second Quarter and First Half of Fiscal 2008

ST. LOUIS, Sept. 20, 2007 -- A.G. Edwards, Inc. (NYSE: AGE) today announced results for the second quarter and first half of fiscal 2008, which ended August 31, 2007.

Net earnings for the quarter were $95 million, or $1.25 per diluted share, on net revenues of $821 million. For the same quarter last year, net earnings were $66 million, or $0.86 per diluted share, on net revenues of $713 million.

For the first six months of fiscal 2008, net earnings were $178 million, or $2.34 per diluted share, on net revenues of $1.66 billion. For the same period last year, net earnings were $144 million, or $1.88 per diluted share, on net revenues of $1.48 billion.

On May 31, 2007, the company announced a merger agreement with Wachovia Corporation, pursuant to which the company would merge with and into a wholly owned subsidiary of Wachovia Corporation. The first-quarter and first-half results include $10 million, or $0.08 per diluted share, in other expenses related to the merger agreement.

A special meeting of stockholders of A.G. Edwards, Inc. is being held on Friday, Sept. 28, 2007 to consider and vote on the proposal to adopt the merger agreement and to consider and vote upon a proposal to approve the adjournment of the special meeting, including, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to adopt the merger agreement.

“Thanks to the hard work and dedication of our employees serving clients during a difficult market environment in the second quarter, we were able to post increases in nearly every major revenue category,” said Robert L. Bagby, chairman and chief executive officer. “In particular, client interest in fee-based services again led the way for our strong results, both in the second quarter and first half of the year.”

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A.G. Edwards, Inc.

September 20, 2007

RESULTS OF OPERATIONS

Asset management and service fees – Asset-management and service-fee revenues for the second quarter increased 22 percent ($69 million) versus the second quarter last year. For the first six months of fiscal 2008, these revenues increased 19 percent ($118 million) versus last year’s first six months. Results in both periods continued to reflect greater client interest in the firm’s fee-based programs and services, particularly its fund-advisory programs, as well as increased client-asset values in mutual funds and insurance products. The results were enhanced by fees received in connection with the firm’s FDIC-insured bank deposit program, which was not in operation during either time period last year. Since the program’s launch in February 2007, clients have deposited approximately $7.2 billion into this program.

Commissions – Commission revenues for the second quarter increased 10 percent ($24 million) versus last year’s second quarter and increased 3 percent ($16 million) versus last year’s first half. The results in both time periods were mainly due to increased investor activity in individual equities, mutual funds and insurance products.

Principal transactions – Revenues from principal transactions increased 8 percent ($5 million) compared to the year-ago quarter. Compared to the first six months of last fiscal year, principal-transaction revenues increased 5 percent ($6 million). The increases in both periods reflected increased client activity in municipal securities and over-the-counter equity markets, partially offset by decreased activity in corporate-debt and agency securities.

Investment banking – Investment-banking revenues for the second quarter increased 13 percent ($7 million) versus the same three-month period last year. For the first six months of fiscal 2008, investment-banking revenues increased 57 percent ($59 million) compared to the same period last year. The results in both periods largely reflected higher revenue from closed-end funds. The six-month results additionally reflected greater fee revenue from private-placement transactions.

Net interest revenue – Interest revenue net of interest expense in the second quarter increased 10 percent ($5 million) from the year-ago quarter. For fiscal 2008’s first half, net interest revenue increased 7 percent ($7 million) over last year’s first half. The increases in both the second-quarter and six-month results reflected higher interest payments on the fixed-income inventory held for sale to clients and higher revenue from short-term investments, partially offset by lower average client margin balances.

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A.G. Edwards, Inc.

September 20, 2007

Other revenue – Other revenue decreased 30 percent ($1 million) in the second quarter and decreased 59 percent ($20 million) for the first half of fiscal 2008 compared to the same periods last year. The decreases in other revenues for both the second quarter and first half of fiscal 2008 were mainly due to declines in the mark-to-market valuations of certain private-equity investments and stock-exchange shares the firm held.

Non-interest expenses – During the second quarter, non-interest expenses increased 11 percent ($66 million) compared to last year’s second quarter. For the first six months of fiscal 2008, non-interest expenses increased 11 percent ($132 million) compared to the same period last fiscal year.

Compensation and benefits increased 16 percent ($74 million) in this year’s second quarter versus last year’s second quarter. Comparing the first half of fiscal 2008 to the same period last year, compensation and benefits increased 14 percent ($127 million). The results in both periods mainly reflected higher commissionable revenue as well as higher incentive compensation due to increased firm profitability.

Non-compensation-related expenses for fiscal 2008’s second quarter decreased 5 percent ($8 million) compared to the same quarter last year. For this year’s first six months, non-compensation-related expenses increased 2 percent ($5 million) versus last year’s first six months. Both periods reflected lower branding-related expenses and lower business-development expenses compared to last year, which included expenses for the firm’s national sales conference. Both periods also reflected $3 million in tax benefits due to the resolution of certain tax matters and lower expenses for addressing various regulatory changes and legal matters. The decreases in the six-month results were partially offset by expenses related to the merger agreement with Wachovia Corporation and increased technology-consulting expenses.

ADDITIONAL STOCKHOLDER INFORMATION

Total client assets at the end of the second quarter were $384 billion, an 8 percent increase when compared to the end of the second quarter last year. Client assets in fee-based accounts at the end of the second quarter of fiscal 2008 were $45 billion, a 12 percent increase when compared to the end of the second quarter of fiscal 2007.

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A.G. Edwards, Inc.

September 20, 2007

As of August 31, 2007, stockholders’ equity was $2.3 billion, for a book value per share of $29.78. Diluted per-share earnings for the second quarter were based on 76.0 million average common and common equivalent shares outstanding compared to 76.7 million in the prior year. Diluted per-share earnings for the current six-month period were based on 76.0 million average common and common equivalent shares outstanding compared to 76.6 million in the prior year.

ABOUT A.G. EDWARDS, INC.

A.G. Edwards, Inc. is a financial services holding company whose primary subsidiary is the national investment firm of A.G. Edwards & Sons, Inc. Founded in 1887, A.G. Edwards and its affiliates employ 6,363 financial consultants in 739 offices nationwide and two European locations in London and Geneva. More information can be found on agedwards.com.

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FORWARD-LOOKING STATEMENTS

This material may contain forward-looking statements within the meaning of federal securities laws. Actual results are subject to risks and uncertainties, including both those specific to A.G. Edwards and those to the industry, which could cause results to differ materially from those contemplated. The risks and uncertainties include, but are not limited to, completion and closing of the merger agreement between A.G. Edwards and Wachovia Corporation (see below for additional information regarding the proposed transaction), general economic conditions, government monetary and fiscal policy, the actions of competitors, changes in and effects of marketing strategies, client interest in specific products and services, the completion of all contractual, technological, legal and other requirements for the introduction of new products or services, regulatory changes and actions, changes in legislation, risk management, the results of the AGE Bank Deposit Program and the expansion of powers of A.G. Edwards Trust Company FSB, legal claims, technology changes, compensation changes, the impact of outsourcing agreements, and the impact of Statement of Financial Accounting Standards No. 123 (Revised 2004) “Share-Based Payment.” Undue reliance should not be placed on the forward-looking statements, which speak only as of the date of this release. A.G. Edwards does not undertake any obligation to publicly update any forward-looking statements.

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A.G. Edwards, Inc.

September 20, 2007

This material references certain expenses associated with the execution of the merger agreement between Wachovia and A.G. Edwards. The proposed merger between Wachovia and A.G. Edwards (the “Merger”) is subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by forward-looking statements for a variety of factors including: (1) the risk that the businesses of Wachovia and A.G. Edwards, in connection with the Merger will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) the risk that expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame; (3) the risk that revenues following the Merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the Merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the inability to obtain governmental approvals of the Merger on the proposed terms and schedule; (6) the failure of A.G. Edwards’ shareholders to approve the Merger; (7) the risk that the strength of the United States economy in general and the strength of the local economies in which Wachovia and/or A.G. Edwards conducts operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on Wachovia’s loan portfolio and allowance for loan losses; (8) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (9) potential or actual litigation; (10) inflation, interest rate, market and monetary fluctuations; and (11) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on Wachovia’s and A.G. Edwards’ brokerage and capital markets activities. Additional factors that could cause Wachovia’s and A.G. Edwards’ results to differ materially from those described in the forward-looking statements can be found in Wachovia’s and A.G. Edwards’ Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. All subsequent written and oral forward-looking statements concerning A.G. Edwards or the proposed Merger or other matters and attributable to Wachovia or A.G. Edwards or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Wachovia and A.G. Edwards do not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this material.

ADDITIONAL INFORMATION

The proposed Merger has been submitted to A.G. Edwards’ shareholders for their consideration. Wachovia filed on August 30 a registration statement with the SEC, which includes a proxy statement/prospectus regarding the proposed Merger. A.G. Edwards’ shareholders and other investors are urged to read the registration statement and the proxy statement/prospectus, as well as any other relevant documents concerning the proposed Merger filed with the SEC (and any amendments or supplements to those documents), because they contain important information. You can obtain a free copy of the registration statement and the proxy statement/prospectus, as well as other filings containing information about Wachovia and A.G. Edwards, at the SEC’s website (http://www.sec.gov) and at the companies’ respective websites, www.wachovia.com and www.agedwards.com. Copies of the proxy statement/prospectus and the SEC filings that are incorporated by reference in the proxy statement/prospectus can also be obtained, free of charge, by directing a request to Wachovia Corporation, Investor Relations, One Wachovia Center, 301 South College Street, Charlotte, NC 28288-0206, 704-383-0798; or to A.G. Edwards, Inc., Investor Relations, One North Jefferson Avenue, St. Louis, MO 63103, 314-955-3782.

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A.G. Edwards, Inc.

September 20, 2007

Wachovia and A.G. Edwards and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the shareholders of A.G. Edwards in connection with the proposed Merger. Information about the directors and executive officers of Wachovia is set forth in the proxy statement for Wachovia’s 2007 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 9, 2007. Information about the directors and executive officers of A.G. Edwards is set forth in the proxy statement for A.G. Edwards’ 2007 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on May 15, 2007. Additional information regarding the interests of those participants and other persons who may be deemed participants in the Merger may be obtained by reading the proxy statement/prospectus regarding the proposed Merger. You may obtain free copies of these documents as described in the preceding paragraph.

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A. G. EDWARDS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share amounts)
(Unaudited)
	For the Three Months Ended
	August 31,	August 31,	Increase/	%
	2007	2006	(Decrease)	Chg.
Revenues
Asset management and service fees:
Distribution fees	$190,692	$164,131	$26,561	16.2
Fee-based accounts	140,314	115,203	25,111	21.8
Service fees	42,584	25,750	16,834	65.4
Total	373,590	305,084	68,506	22.5
Commissions:
Equities	135,289	126,399	8,890	7.0
Mutual funds	56,597	51,046	5,551	10.9
Insurance	57,587	48,529	9,058	18.7
Futures and options	11,913	11,386	527	4.6
Other	269	342	(73)	(21.3)
Total	261,655	237,702	23,953	10.1
Principal transactions:
Debt securities	37,020	35,871	1,149	3.2
Equities	22,657	19,285	3,372	17.5
Total	59,677	55,156	4,521	8.2
Investment banking:
Underwriting fees and selling concessions	48,122	40,003	8,119	20.3
Management fees	15,867	16,709	(842)	(5.0)
Total	63,989	56,712	7,277	12.8
Interest:
Margin account balances	34,504	39,020	(4,516)	(11.6)
Securities owned and deposits	29,232	20,030	9,202	45.9
Total	63,736	59,050	4,686	7.9
Other	2,938	4,206	(1,268)	(30.1)
Total Revenues	825,585	717,910	107,675	15.0
Interest expense	4,128	4,682	(554)	(11.8)
Net Revenues	821,457	713,228	108,229	15.2
Non-Interest Expenses
Compensation and benefits	525,131	451,366	73,765	16.3
Communication and technology	64,008	63,347	661	1.0
Occupancy and equipment	37,951	37,845	106	0.3
Marketing and business development	14,059	17,870	(3,811)	(21.3)
Floor brokerage and clearance	4,661	5,548	(887)	(16.0)
Other	29,050	32,890	(3,840)	(11.7)
Total Non-Interest Expenses	674,860	608,866	65,994	10.8
Earnings Before Income Taxes	146,597	104,362	42,235	40.5
Income Taxes	51,698	38,136	13,562	35.6
Net Earnings	$94,899	$66,226	$28,673	43.3
Earnings per diluted share	$1.25	$0.86	$0.39	45.3
Average Common and Common
Equivalent Shares Outstanding (Diluted)	76,040	76,691
Stockholders’ Equity	$2,259,812	$2,009,699
Book Value per share	$29.78	$26.40
Total Shares Outstanding (end of period)	75,878	76,115

A. G. EDWARDS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share amounts)
(Unaudited)
	For the Six Months Ended
	August 31,	August 31,	Increase/	%
	2007	2006	(Decrease)	Chg.
Revenues
Asset management and service fees:
Distribution fees	$378,588	$330,569	$48,019	14.5
Fee-based accounts	274,849	227,263	47,586	20.9
Service fees	76,923	54,331	22,592	41.6
Total	730,360	612,163	118,197	19.3
Commissions:
Equities	271,238	270,438	800	0.3
Mutual funds	123,553	118,161	5,392	4.6
Insurance	111,782	99,796	11,986	12.0
Futures and options	22,732	25,025	(2,293)	(9.2)
Other	749	608	141	23.2
Total	530,054	514,028	16,026	3.1
Principal transactions:
Debt securities	69,069	65,865	3,204	4.9
Equities	44,998	42,439	2,559	6.0
Total	114,067	108,304	5,763	5.3
Investment banking:
Underwriting fees and selling concessions	112,750	72,801	39,949	54.9
Management fees	51,340	31,998	19,342	60.4
Total	164,090	104,799	59,291	56.6
Interest:
Margin account balances	67,803	76,977	(9,174)	(11.9)
Securities owned and deposits	51,199	35,714	15,485	43.4
Total	119,002	112,691	6,311	5.6
Other	14,125	34,399	(20,274)	(58.9)
Total Revenues	1,671,698	1,486,384	185,314	12.5
Interest expense	7,791	8,463	(672)	(7.9)
Net Revenues	1,663,907	1,477,921	185,986	12.6
Non-Interest Expenses
Compensation and benefits	1,059,150	932,294	126,856	13.6
Communication and technology	135,471	123,236	12,235	9.9
Occupancy and equipment	75,281	73,861	1,420	1.9
Marketing and business development	35,525	43,419	(7,894)	(18.2)
Floor brokerage and clearance	7,603	9,100	(1,497)	(16.5)
Other	69,896	69,227	669	1.0
Total Non-Interest Expenses	1,382,926	1,251,137	131,789	10.5
Earnings Before Income Taxes	280,981	226,784	54,197	23.9
Income Taxes	102,833	82,935	19,898	24.0
Net Earnings	$178,148	$143,849	$34,299	23.8

Earnings per diluted share	$2.34	$1.88	$0.46	24.5
Average Common and Common
Equivalent Shares Outstanding (Diluted)	76,030	76,633
Stockholders' Equity	$2,259,812	$2,009,699
Book Value per share	$29.78	$26.40
Total Shares Outstanding (end of period)	75,878	76,115

A. G. EDWARDS, INC.
CONSOLIDATED FIVE-QUARTER SUMMARY
(In thousands, except per share amounts)
(Unaudited)
	For the Three Months Ended
	August 31,	May 31,	February 28,	November 30,	August 31,
	2007	2007	2007	2006	2006
Revenues
Asset management and service fees:
Distribution fees	$190,692	$187,896	$181,395	$172,326	$164,131
Fee-based accounts	140,314	134,535	127,383	119,886	115,203
Service fees	42,584	34,339	26,927	25,982	25,750
Total	373,590	356,770	335,705	318,194	305,084
Commissions:
Equities	135,289	135,949	136,456	132,314	126,399
Mutual funds	56,597	66,956	69,527	56,343	51,046
Insurance	57,587	54,195	53,110	48,050	48,529
Futures and options	11,913	10,819	10,968	10,696	11,386
Other	269	480	247	218	342
Total	261,655	268,399	270,308	247,621	237,702
Principal transactions:
Debt securities	37,020	32,049	30,161	31,694	35,871
Equities	22,657	22,341	23,005	21,966	19,285
Total	59,677	54,390	53,166	53,660	55,156
Investment banking:
Underwriting fees and selling concessions	48,122	64,628	70,974	52,818	40,003
Management fees	15,867	35,473	41,495	19,802	16,709
Total	63,989	100,101	112,469	72,620	56,712
Interest:
Margin account balances	34,504	33,299	33,671	35,546	39,020
Securities owned and deposits	29,232	21,967	26,936	22,453	20,030
Total	63,736	55,266	60,607	57,999	59,050
Other	2,938	11,187	35,954	21,390	4,206
Total Revenues	825,585	846,113	868,209	771,484	717,910
Interest expense	4,128	3,663	3,199	3,955	4,682
Net Revenues	821,457	842,450	865,010	767,529	713,228
Non-Interest Expenses
Compensation and benefits	525,131	534,019	523,368	476,208	451,366
Communication and technology	64,008	71,463	69,866	64,736	63,347
Occupancy and equipment	37,951	37,330	39,019	37,584	37,845
Marketing and business development	14,059	21,466	15,862	17,669	17,870
Floor brokerage and clearance	4,661	2,942	5,106	4,895	5,548
Other	29,050	40,846	42,026	42,391	32,890
Total Non-Interest Expenses	674,860	708,066	695,247	643,483	608,866
Earnings Before Income Taxes	146,597	134,384	169,763	124,046	104,362
Income Taxes	51,698	51,135	60,586	45,719	38,136
Net Earnings	$94,899	$83,249	$109,177	$78,327	$66,226

Earnings per diluted share	$1.25	$1.10	$1.44	$1.03	$0.86
Average Common and Common
Equivalent Shares Outstanding (Diluted)	76,040	76,021	76,024	76,411	76,691
Stockholders' Equity	$2,259,812	$2,173,710	$2,102,039	$2,039,141	$2,009,699
Book Value per share	$29.78	$28.69	$27.91	$27.02	$26.40

A.G. EDWARDS, INC.
QUARTERLY STATISTICAL INFORMATION
(Dollars in thousands, except per share amounts)
(Unaudited)

	2Q FY08	1Q FY08	4Q FY07	3Q FY07	2Q FY07

Net Revenues	$821,457	$842,450	$865,010	$767,529	$713,228

Earnings Before Income Taxes	$146,597	$134,384	$169,763	$124,046	$104,362

Net Earnings	$94,899	$83,249	$109,177	$78,327	$66,226

Pre-tax Net Earnings as a
Percent of Net Revenues	17.8%	16.0%	19.6%	16.2%	14.6%

Average Diluted Shares-
(000’s Omitted)	76,040	76,021	76,024	76,411	76,691

Earnings Per Diluted Share	$1.25	$1.10	$1.44	$1.03	$0.86

Dividends Per Share	$0.20	$0.20	$0.20	$0.20	$0.20

Total Assets	$5,239,146	$5,066,104	$5,312,118	$5,076,078	$4,708,961

Stockholders’ Equity	$2,259,812	$2,173,710	$2,102,039	$2,039,141	$2,009,699

Book Value Per Share	$29.78	$28.69	$27.91	$27.02	$26.40

Return On Average Equity-
(Quarter Results Annualized)	17.1%	15.6%	21.1%	15.5%	13.3%

Financial Consultants	6,363	6,623	6,618	6,628	6,666

Full-time Employees	14,816	15,368	15,338	15,364	15,323

Locations	741	743	744	746	744

Total Client Assets (in millions)	$384,000	$396,000	$374,000	$370,000	$354,000

Assets In Fee-based Accounts (in millions)	$45,000	$48,000	$44,000	$42,000	$40,000